UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2009

NAVIDEC FINANCIAL SERVICES, INC.
_______________________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Suite 200, Denver, Colorado 80222
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(Address of principal executive offices)

303-222-1000
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(Registrant's Telephone number)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into A Material Definitive Agreement.

On August 17, 2009, Navidec Financial Services, Inc. (“Navidec” or “Company”) through its wholly owned subsidiary, Two Rivers Water Company (“TRWC”), and a non-affiliate Two Rivers Basin, LLC (“TRB”), a Colorado limited liability company, formed HCIC Holdings, LLC (“HCIC”), a Colorado limited liability company.

Under the terms of the Capital Contribution Agreement and the Operating Agreement for HCIC, the Company contributed $2,850,000 in cash and future commitments and TRB contributed purchase options and real estate contracts whereby HCIC could purchase 93% of the outstanding shares of the Huerfano-Cucharas Irrigation Company, a Colorado Mutual Ditch Company located in Huerfano and Pueblo counties in Colorado (the “Mutual Ditch Company”).  In exchange for the Company’s and TRB’s contribution, each entity received a 50% managing membership interests in HCIC.  The Company’s 50% interest in HCIC is held by the Company’s 100% owned subsidiary, TRWC.

Additionally, pursuant to the terms of the agreements, the Company is to contribute an additional $12,500,000, on a best efforts basis, by selling assets and/or raising additional capital through debt and/or equity financings to enable HCIC to complete the purchase of the Mutual Ditch Company shares and associated real estate.  If the Company completes the $12,500,000 additional capital contribution to HCIC, the Company and TRB are required to convert TRB’s 50% interest in HCIC into 15,000,000 units consisting of a common share and a $3.00 purchase warrant of the Company.

On September 10, 2009, the Board of Directors of the Company approved a Private Offering to attempt to raise the additional $12,500,000 capital for contribution to HCIC with intent to enable HCIC to complete the 93% purchase of HCIC.

As part of the Operating Agreement, Navidec, through TRWC, initially contributed $350,000 in cash, with a commitment to contribute an additional $2.5 million. As of September 17, 2009 Navidec has contributed cash of $875,000 into HCIC Holdings and spent approximately an additional $331,000 in acquisition costs for assets under various purchase agreements.

Mr. John McKowen and Mr. Fred Jones are co-Managers of HCIC. Mr. McKowen will serve as the Chief Executive Officer of TWRC; Mr. Stroh II will serve as the President of TWRC, and Mr. Harding will serve as the Vice President, Secretary and Treasurer of TWRC.

HCIC is to be dissolved, if there is not a commitment for funding of at least $7 million in the Private Offering by November 30, 2009, or by the written determination of the HCIC’s Managers, or the sale of all or substantially all of the assets of HCIC.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

During the period of July 2009 through September 2009, Navidec’s wholly-owned subsidiary, Northsight, Inc. has liquidated certain foreclosed real estate properties and loan receivables totaling approximately $675,000. Northsight has liquidated such assets for cash of $555,000, which is being used to support the operational activities of both Northsight and Navidec.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders

The Company’s Board of Directors determined to change the Company’s previously announced proposed dividend distributions for easier administration and to fit the ongoing business of the Company.

Navidec has withdrawn its proposed dividend distribution of a Unit consisting of two Navidec Warrants to purchase common shares of Navidec, for each share of Navidec, consisting of an A Warrant, exercisable at $2.00 per share until July 1, 2013 and a B Warrant exercisable at $4.00 per share until July 1, 2013.

Navidec has substituted for the proposed A Warrant a new C Warrant exercisable at $3.00 per share, callable on 30 days notice, with an expiry date of August 17, 2014. Navidec has modified the record date and "ex-dividend" date to be the date that a Registration Statement on Form S-1 for the dividend securities is declared effective by the Securities and Exchange Commission.

The Proposed B Warrants have been eliminated.

A new covenant to grant the C Warrants will be offered as part of the proposed Private Offering of up to $22,500,000. This would result in up to 15,000,000 additional C Warrants, if the maximum offering is sold. The C Warrants may also be issued under the terms of the TRWC/TRB Capital Contribution and Operating Agreements to TRB if TRB’s ownership of HCIC is converted to Navidec shares.  A covenant to issue C Warrants to Navidec shareholders who receive conversion shares will be added as an addendum to the TRWC/TRB Operating Agreement. This conversion is for up to 15,000,000 Navidec shares.

Navidec intends to expand its planned dividend distribution of Northsight, Inc.  Previously, 20% of Navidec’s ownership in Northsight was to be distributed to holders of Navidec common shares.  At the Company’s September 10, 2009 Board of Directors meeting, the dividend distribution was expanded to distribute all of the Northsight shares owned by Navidec to holders of Navidec’s common shares on a pro-rata basis at a time to be determined by Navidec’s Board of Directors. The Northsight Units to be distributed as a dividend will consist of one share of Northsight, a Northsight A Purchase Warrant, to purchase one share, exercisable at $2.00 per share until July 1, 2013 and a Northsight B Purchase Warrant to purchase one share exercisable at $4.00 per share until July 1, 2013.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Secretary

On September 11, 2009, the Company’s Board of Directors, appointed Mr. Wayne Harding, III, the Chief Financial Officer and Secretary of Navidec. Before the appointment, Mr. Harding had an Employment Agreement with Navidec dated November 1, 2008, which agreement is in effect. Mr. John McKowen resigned as Chief Accounting Officer and as the temporary Secretary of the Company.

The Employment Agreement has a term of one year and renews for successive one year terms unless and until either party delivers notice of termination to the other within thirty days of the expirations of the then current term. Currently Mr. Harding receives a gross salary of $108,000 per annum and increases in salary and bonuses, to be determined by the CEO or the Board.

Mr. Harding, age 54, has worked with Navidec Financial Services as a controller and handling of its SEC filings since July 28, 2008. Mr. Harding served on the board of directors, chair of the governance, compensations and audit committees for Aerogrow International (a public company based in Boulder Colorado USA, OTC:AERO) from 2005 – 2007. He has served as vice president, business development for Rivet Software from December 2004 – June 2006. From August 2002 to December 2004 Mr. Harding was owner and President of Wayne Harding & Company PC (a consulting firm).

Mr. Harding holds an active CPA license in Colorado and received his BS and MBA degree from the University of Denver, where he currently serves on the School of Accountancy Advisory Board and head of the Academic Excellence Committee. Mr. Harding also teaches in the University of Denver MBA program on accounting topics.  He is the past-President of the Colorado Society of CPAs.

Key Employee/Co-Manager of HCIC Holdings, LLC

Mr. Fred Jones has over forty years working in the railroad industry, with the exception of military service. He has held various positions to include Chairman of the Board of Colorado Kansas & Pacific (2000 to 2003) a short line railroad in Southern Colorado, and C.E.O. of I.T.S. Inc., a consulting and development firm.  Mr. Jones began his railroad career in 1964 at the Rio Grande Railroad, which merged with the Southern Pacific and later the Union Pacific. He retired from Union Pacific in September 2000 as Senior Manager of Train Operations.  After retirement from the Union Pacific, Mr. Jones worked on a variety of projects including the establishment of two railroads, a rock quarry, and several investment decisions by major investment houses (as a consultant for the Gerson Lehrman Group  http://www.glgroup.com/).  He is also experienced in working with government agencies including the Federal Railroad Administration and the Federal Aviation Administration.

Key Employee/Executive Officer of Subsidiary, Two Rivers Water Company

On August 19, 2009, Mr. John Stroh, II was appointed President and Chief Operating Officer of TRWC.

Mr. Stroh received his Bachelor of Science in Business Administration from Colorado State University in 1976. In 1991, he passed the Colorado state Certified Appraiser exam. He received his real estate broker license in the State of Colorado in 1976. Mr. Stroh has been a real estate broker since he received his broker license in 1976. He is the owner/managing broker of Southern Colorado Land and Livestock Company, a real estate management, appraisal, consulting, and brokerage firm.

Mr. Stroh is also an instructor for the Trinidad State Junior College. He teaches real estate courses, broker courses, mandatory fair housing courses, and a broker transition course.

Mr. Stroh is Secretary of the Lower Cucharas Water Users Association and Secretary of the Holita Ditch and Reservoir Companies. He serves as the Chairperson of the Sangre de Cristo Habitat Partnership Program Committee.  He is also a Board Member of the Colorado Farm Bureau Federation District Five, the Colorado Farm Bureau Mutual Insurance Company, and the International Bank Trinidad.

Proposed Slate of Directors for Navidec’s Annual Meeting

Navidec’s board of directors proposed the following slate of candidates as board members to be voted on at the next annual meeting:

-	John McKowen
-	Jolee Henry
-	Wayne Harding
-	John Stroh II
-	Fred Jones

Item 5.03 –  Amendments to Articles of Incorporation, Proposed Name Change

On September 10, 2009 the Board of Directors of the Company approved the change of the Company’s name to Two Rivers Water Company, subject to shareholder approval, and the nomination of a new slate of directors to its Board of Directors to include management from TRB.

SECTION 7 - REGULATION FD
Item 7.01  Regulation FD Disclosure

Press Release

The  information  in this Item 7.01 of this Current Report is furnished pursuant to  Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes  of  Section  18  of  the  Exchange  Act,  or  otherwise subject to the liabilities  of that Section. The information in this Current Report on Form 8-K shall  not  be  deemed  incorporated  by  reference  into  any  filing under the Securities  Act  or  the  Exchange  Act  regardless of any general incorporation language  in  such  filing.

On September 23, 2009, Navidec Financial Services issued a press release.  The text of the press release is attached herewith as Exhibit 99.1.

SECTION 8 – OTHER EVENTS
Item 8.01 Other Events

The Board has determined to set the date for the annual meeting of shareholders to be held at 10:00 a.m. (Mountain Time) on November 19, 2009.  The meeting will be held at the Company’s offices: 2000 S Colorado Blvd, Annex Building Ste. 200, Denver CO  80222.

Additional Line of Business

The Company is currently in the business of creating or acquiring a controlling interest in development stage enterprises with the expectation of further developing the enterprise and then taking the enterprise public. In this endeavor, the Company now intends to add to their business focus by acquiring, controlling, perfecting and then selling water storage, water rights, and associated land to develop into a water company, through its new subsidiary, TRWC.

HCIC Holdings, LLC Joint Venture

HCIC was formed in July 2009 to acquire, control, perfect and then sell water storage, water rights, and associated land to develop as a water company.
Background

TRB was founded in November 2008, as a partnership with Mr. John Stroh II (current owner of Stroh Farm) and Mr. Fred Jones (consultant). In December 2008, TRB began acquiring funding to secure the water rights necessary to buy controlling interest in the current water company owner, the Mutual Ditch Company and the Cucharas Reservoir. In May 2009, another entity, Accord Resources, LLC, acquired 92% of the options in the Mutual Ditch Company that provided majority control. In August 2009, Accord Resources merged into TRB, with TRB as the surviving entity.

On August 14, 2009, the management of TRB and Navidec reached a verbal agreement, subsequently reduced to writing, for the formation of the HCIC joint venture. TRB and Navidec, through its subsidiary TRWC, each own 50% of HCIC, as of the date hereof. HCIC holds certain currently unfunded options to acquire the Mutual Ditch Company shares and certain options on real property including water rights. On September 17, 2009, HCIC purchased the Roerich Farm. At least an additional $4,500,000 is necessary to fund and acquire majority control and the purchase of the Mutual Ditch Company shares and to exercise the real property options.

Objectives

The objective of HCIC is to acquire up to 100%, but at least 93%, ownership of the Mutual Ditch Company and then develop the Mutual Ditch Company’s water resources and enhance water storage capacity through a major dam and structure renovation and improvement project.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.                      Description

3.1                      Articles of Organization of HCIC Holdings, LLC
3.2                      Articles of Incorporation of Two Rivers Water Company
3.3                      Bylaws of Two Rivers Water Company
3.4                      Amended and Restated Bylaws of Two Rivers Water Company
10.1       Operational Agreement of HCIC Holdings, LLC, dated August 17, 2009
10.2      Employment Agreement by and between Navidec Financial Services, Inc. and Wayne Harding, III, dated November 1, 2008.
10.3       Acquisition Agreement with Two Rivers Basin, LLC
99       Press Release, dated September 23, 2009

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVIDEC FINANCIAL SERVICES, INC. (Registrant)
Dated: September 23,2009	By: /s/ John McKowen John McKowen, Chairman of the Board / Chief Executive Officer